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EXHIBIT 5.1

Tanning Technology Corporation
4600 South Syracuse Street, Suite 300
Denver, Colorado 80237
(303) 220-9944

November 4, 2002

Tanning Technology Corporation
4600 South Syracuse Street Suite 300
Denver, Colorado 80237

RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        I am Corporate Counsel for Tanning Technology Corporation, a Delaware corporation (the "Company"). The Company is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") with respect to an aggregate of 12,810,245 shares (the "Shares") of common stock, par value $.01 per share, of the Company, issuable pursuant to the Company's 2002 Stock Option Plan (the "Plan").

        All assumptions and statements of reliance herein have been made without any independent investigation or verification on my part except to the extent otherwise expressly stated, and I express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

        In connection with this opinion, I have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company, as I have deemed necessary or appropriate for the purposes of this opinion. In all examinations, I have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, representations and warranties contained in documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein. I also have assumed that all actions required to be taken under the Plan by the Board of Directors of the Company have been or will be taken by the Board of Directors, that any future changes to the terms and conditions of the Plan will be duly authorized by the Company and will comply with all applicable laws, and that at the time of the issuance of the Shares under the Plan, the Company shall continue to have sufficient authorized and unissued Shares reserved for issuance thereunder.

        Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that, when issued and paid for (with the consideration received by the Company being not less than the par value thereof) in accordance with the provisions of the Plan and the applicable option agreements thereunder, and assuming the continued updating and effectiveness of the Registration Statement and the completion of any necessary action to permit such issuance to be carried out in accordance with applicable securities laws, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

        The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not hereby admit that I am in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

        The opinions expressed herein are solely for your benefit in connection with the Registration Statement and may not be relied on in any manner or for any purpose by any other person or entity.

Very truly yours, TANNING TECHNOLOGY CORPORATION
/s/ KRISTEN D. NEHRKE By: Kristen D. Nehrke Title: Corporate Counsel

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  EXHIBIT 5.1